Exhibit 5.

                        CLAUDIA J. ZAMAN ATTORNEY AT LAW
                              27430 Riverside Lane
                                Valencia CA 91354
                            Telephone (661) 287-3772
                            Facsimile (818) 475-1819

                                 August 17, 2005

Board of Directors
Micro Bio-Medical Waste Systems, Inc.
27430 Riverside Lane
Valencia CA 91354

      Re: Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission dated August 17, 2005
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Gentlemen:

      We have acted as counsel to Micro Bio-Medical Waste Systems, Inc., a Nevada corporation, (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of the Company's Registration Statement on Form S-8 relating to 500,000 shares of the Company's common stock, par value $.001 (the "Shares"), pursuant to the Company's 2005 Stock Compensation Plan.

      In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Certificate of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

      Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and non-assessable. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue-sky laws of the various states as to the issuance and sale of the Shares.

      We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.


                                        /s/ CLAUDIA J. ZAMAN ATTORNEY AT LAW